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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                       ---------------------------------

                                    FORM 8-K

                       ---------------------------------

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) January 17, 1999


                           PULITZER PUBLISHING COMPANY
                           ---------------------------
             (Exact name of registrant as specified in its charter)



      Delaware                    1-9329                 430496290
      --------                    ------                 ---------
(State or other jurisdiction      (Commission            (IRS Employer
  of incorporation)               File Number)           Identification No.)




900 North Tucker Boulevard, St. Louis, Missouri                   63101
------------------------------------------------                  ------
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:  (314) 340-8000



                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

         On January 17, 1999, Registrant, Pulitzer Inc. (a wholly-owned subsidiary of Registrant) and Hearst-Argyle Television, Inc. ("Acquiror") entered into an Amended and Restated Agreement and Plan of Merger, dated as of May 25, 1998 (the "Amended Merger Agreement"), which amended and restated their Merger Agreement, dated May 25, 1998 (the "Original Merger Agreement"). The Amended Merger Agreement continues to provide that (i) Registrant will be merged with and into Acquiror (the "Merger") following the spin-off of Registrant's newspaper publishing and related new media businesses to its stockholders (the "Spin-Off") and (ii) that, upon effectiveness of the Merger, Acquiror will assume approximately $700 million of Registrant's debt to be incurred prior to the Spin-Off and Merger. The Spin-Off and Merger are collectively referred to as the "Transactions."

         The Amended Merger Agreement, among other things, (i) fixes at 37,096,774 shares the number of shares of Acquiror's Series A common stock to be delivered to the stockholders of Registrant in the Merger and (ii) removes the equity adjustment (i.e., "collar") mechanism in the Original Merger Agreement, thereby eliminating Registrant's right to terminate the agreement relative to fluctuations in the price of Acquiror's Series A common stock.

         Registrant's obligation to consummate the Transactions is subject, among other things, to (i) the receipt of various regulatory approvals, (ii) approval of an amendment to the Restated Certificate of Incorporation of Registrant (the "Charter Amendment", which requires the affirmative vote of the holders of a majority of the outstanding shares of Registrant's Common Stock and Class B Common Stock voting together as a single class and the vote of the holders of a majority of the outstanding shares of Registrant's Common Stock voting as a separate class) and (iii) approval of the Merger by the stockholders of Registrant (which requires the affirmative vote of the holders of a majority of the outstanding shares of Registrant's Common Stock and Class B Common Stock voting together as a single class) and the Acquiror. Registrant has received a favorable letter ruling from the Internal Revenue Service confirming that the Spin-Off will be tax-free to Registrant's stockholders. Early termination of the initial waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 also has been granted. In addition, the Federal Communications Commission (the "FCC") has published notice of its grant of the application for the transfer of FCC licenses, including related waiver requests, from Registrant to the Acquiror, and the FCC grant has become "final" under the terms of the Amended Merger Agreement. Registrant anticipates that its special stockholders meeting to consider the Merger and Charter Amendment will be held in the first quarter of 1999 and that the Transactions will be completed shortly after the meeting.

         In connection with the execution and delivery of the Amended Merger Agreement, Registrant issued the press release filed herewith as Exhibit 99-7.



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         Included with the financial statements filed as Exhibits hereto are the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" which have been updated as necessary.







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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(C)      Exhibits

         See Exhibit Index for a list of exhibits.

                All other Items of this report are inapplicable.



                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           PULITZER PUBLISHING COMPANY

Date:  January 22, 1999                          By:/s/ RONALD H. RIDGWAY
                                                 ------------------------
                                                 Name:  Ronald H. Ridgway
                                                 Title: Senior Vice President-
                                                        Finance







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                                  EXHIBIT INDEX
                                  -------------

 10-1     Amended and Restated Agreement and Plan of Merger, dated as of May 25, 1998, and among Pulitzer Publishing Company, Pulitzer Inc., and Hearst-Argyle Television, Inc.

 27-1     Restated Financial Data Schedules for the Years Ended
            December 31, 1997, 1996 and 1995

 27-2     Restated Financial Data Schedules for the Three-Month
            Periods Ended March 31, 1998 and 1997

 27-3     Restated Financial Data Schedules for the Six-Month
            Periods Ended June 30, 1998 and 1997

 27-4     Restated Financial Data Schedules
            for the Nine-Month Periods Ended September 30, 1998 and 1997

 99-1     Pulitzer Publishing Company Restated Consolidated Financial
            Statements for the Years Ended December 31, 1997, 1996 and 1995

 99-2     Pulitzer Publishing Company Restated Consolidated Financial
            Statements for the Three-Month Periods Ended March 31, 1998 and 1997

 99-3     Pulitzer Publishing Company Restated Consolidated Financial
            Statements for the Six-Month Periods Ended June 30, 1998 and 1997

 99-4     Pulitzer Publishing Company Restated Consolidated
            Financial Statements for the Nine-Month Periods Ended
            September 30, 1998 and 1997

 99-5     Pulitzer Broadcasting Company and Subsidiaries Consolidated
            Financial Statements for the Years Ended December 31, 1997, 1996 and 1995 and for the Six-Month Periods Ended June 30, 1998 and 1997

 99-6     Pulitzer Broadcasting Company and Subsidiaries Consolidated Financial
            Statements for the Nine-Month Periods Ended September 30, 1998
            and 1997

 99-7     Press Release, dated January 18, 1999




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